UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

Cantor Fitzgerald Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56043	81-1310268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street
New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 938-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 25, 2025, the board of directors (the “Board”) of Cantor Fitzgerald Income Trust, Inc. (the “Company,” or “we”) approved, by unanimous written consent (the “Consent”), a series of strategic initiatives intended to further align the Company with the long-term interests of its shareholders (the “Strategic Initiatives”).

The Strategic Initiatives include:

•
Reducing asset management fees and the performance participation allocation;
•
Setting the distribution rate to 5.00% of net asset value (“NAV”) per share class;
•
Eliminating a COVID-era expense limitation; and
•
Introducing a new share class offering enhanced shareholder economics relative to the Company’s standard share classes.

We believe these actions reinforce the Company’s commitment to disciplined growth, operational efficiency, and competitive risk-adjusted performance. The Strategic Initiatives are anticipated to be effectuated in Q1 2026.

As a way to further evidence shareholder alignment, an affiliate of Cantor Fitzgerald Income Advisors, LLC (the “Advisor”), is expected to make an additional strategic investment in the Company as discussed herein.

Discussion of Strategic Initiatives

Reduction of Investment Advisor Compensation

The Advisor has agreed to reduce its asset management fees from 1.20% to 0.95%, with a targeted effective date of January 1, 2026. An affiliate of the Advisor is also expected to reduce its performance participation allocation from 12.5% to 10.0% while retaining the same annual return hurdle applicable to all share classes. These changes reflect the Advisor’s proactive commitment to shareholder alignment and to maintaining a competitive fee structure within the Company’s peer group. The Company believes these reductions will further align incentives, enhance long-term shareholder value and offset the discontinuation of the Reimbursement Limitation (as such term is defined herein).

Distribution Rate Structure

Beginning with the target date of January 2026, the Company will transition from a fixed per-share distribution to an annualized distribution rate of 5.00% of NAV per share class, paid monthly. We believe this approach more directly aligns distributions with the Company’s underlying performance.

Operating Expense Reimbursement Framework

Since August 2020, the advisory agreement by and among the Company, Cantor Fitzgerald Income Trust Operating Partnership, LP, the Advisor and Cantor Fitzgerald Investors, LLC has included a provision limiting reimbursement of certain expenses advanced by the Advisor or its affiliates whenever such reimbursement would reduce the Company’s NAV per share below $25.00 (the “Reimbursement Limitation”). Due to recent market headwinds and the resulting impact on NAV, the Reimbursement Limitation has prevented the Advisor from seeking reimbursement for a considerable amount of Company-related operating expenses.

Accordingly, and beginning with a target date of January 2026, the Reimbursement Limitation will be discontinued. The Company will continue to adhere to the IPA overall reimbursement guidelines, which cap reimbursable operating expenses at 2.00% of invested assets or 25.00% of net income.

In connection with this change, the Advisor has advised that it will forgo expenses incurred through the end of fiscal year 2025 that otherwise may have been eligible for reimbursement. The Company believes this action is a significant benefit to the Company and underscores the Advisor’s commitment to the Company.

Introduction of Class SP Shares

The Company will introduce a new share class (“Class SP”), offering improved shareholder economics relative to the Company’s standard share classes, including:

•
A reduced asset management fee of 0.75%; and
•
A reduced performance participation allocation of 5.00% while retaining the same annual return hurdle applicable to all share classes.

The Company expects to make Class SP available to:

•
New shareholders investing in the Company during 2026;
•
Existing individual shareholders meeting a minimum ownership threshold; and
•
Financial advisors (including advisory teams) meeting specified aggregate share ownership thresholds.

Strategic Investment by the Advisor

The Advisor is in discussions with the Company regarding making an additional equity investment in the Company, through an affiliate, equal to an amount that, when added to its current investment, would increase its ownership in the Company to 5.00%. This anticipated investment will be made in Class I shares, on the same terms and at the same price as other investors participating in the current offering, with no preferred economics or seniority relative to existing shareholders. The Company views this increased investment as a strong endorsement of the Company’s strategy, portfolio positioning, and long-term outlook. This investment is targeted to close in Q1 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, as well as those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and actual results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.

Date:	December 2, 2025	By:	/s/ Christopher A. Milner
Name: Christopher A. Milner Title: President